================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 3, 1998

      Commission file number 0-9109                          Commission file number 0-9110

          MEDITRUST CORPORATION                               MEDITRUST OPERATING COMPANY
          ---------------------                               ---------------------------
  (Exact name of registrant as specified                 (Exact name of registrant as specified
             in its charter)                                        in its charter)

                 Delaware                                             Delaware
                 --------                                             --------
     (State or other jurisdiction of                       (State or other jurisdiction of
      incorporation or organization)                        incorporation or organization)

                95-3520818                                           95-3419438
                ----------                                           ----------
   (I.R.S. Employer Identification No.)                   (I.R.S Employer Identification No.)

       197 First Avenue, Suite 300                           197 First Avenue, Suite 100
Needham Heights, Massachusetts 02194-9127              Needham Heights, Massachusetts 02194-9127
-----------------------------------------              -----------------------------------------
     (Address of principal executive                        (Address of principal executive
       offices including zip code)                            offices including zip code)

              (781) 433-6000                                        (781) 453-8062
              --------------                                        --------------
     (Registrant's telephone number,                        (Registrant's telephone number,
           including area code)                                   including area code)


ITEM 5. OTHER EVENTS



                            THE MEDITRUST COMPANIES
                INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

On January 3, 1998, La Quinta Inns, Inc. ("La Quinta"), Meditrust Corporation and Meditrust Operating Company (collectively known as, "The Meditrust Companies") entered into an agreement and plan of merger (the "La Quinta Merger Agreement") pursuant to which La Quinta will merge with and into Meditrust Corporation being the surviving corporation (the "Merger"). As a result of the merger, Meditrust Corporation will acquire all of the assets and liabilities of La Quinta and Meditrust Corporation will assume approximately $900 million of La Quinta's existing indebtedness.

La Quinta is currently one of the largest owners/operators of mid-priced hotels, without food and beverage, facilities in the United States, having over 270 inns and hotels primarily located in the western and southern United States. La Quinta was formed and incorporated in Texas in 1968 originally as La Quinta Motor Inns, Inc. La Quinta became a publicly traded entity in 1972 and adopted its present name in 1992.

Pursuant to the terms of the La Quinta Merger Agreement, shareholders of La Quinta have the option to elect to receive, either (i) a combination of common stock of The Meditrust Companies (the "Paired Shares") and the earnings and profit distribution referred to below, or (ii) cash, subject to the amount of aggregate cash payable to La Quinta shareholders being limited to approximately $521 million (representing approximately 24% to 28% of the total merger consideration depending on the Meeting Date Price described below). The stock consideration will be payable in Paired Shares under an exchange ratio determined based on the average closing price of the Paired Shares for 20 randomly determined trading days in a 30-day period ending the seventh day prior to La Quinta's shareholder meeting called to consider the Merger (the "Meeting Date Price"). As of the date of the pro forma financial statements presented herein, the meeting date price is anticipated to be $32.00.

The La Quinta Merger Agreement provides that the La Quinta shareholders electing to receive stock considerations will receive Paired Shares in an amount, based on the Meeting Date Price, equal to the difference between $26.00 and the earnings and profit distribution to be received per La Quinta share, so long as the Meeting Date Price is between $34.20 and $41.80. La Quinta shareholders electing to receive stock consideration will also receive the earnings and profit distribution so long as they hold the Paired Shares on the applicable record date. The earnings and profit distribution is expected to be declared immediately prior to the La Quinta Merger, payable to all shareholders of record of The Meditrust Companies on a date to be determined by Meditrust between the fifteenth and the forty-fifth day following the Merger and payable within fifteen days of such record date. If the Meeting Date Price is greater than or equal to $41.80 but less than or equal to $45.60, the exchange ratio for each share of La Quinta common stock exchanged into Paired Shares will be 0.6220, reduced by the consideration to be received in the earnings and profit distribution per La Quinta share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $28.36 per share of La Quinta common stock, including the earnings and profit distribution, as the Meeting Date Price increases through this range). If the Meeting Date Price is greater than $45.60, then each La Quinta share will be entitled to receive $28.36 in total consideration based on the Meeting Date Price, comprised of Paired Shares and the earnings and profit distribution referred to above.

If the Meeting Date Price is less than $34.20 but greater than or equal to $30.40, the exchange ratio for each share of La Quinta common stock exchanged into Paired Shares will be 0.7602, reduced by the amount to be received in the earnings and profit distribution per La Quinta share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $23.11 per share of La Quinta common stock, including the earnings and profit distribution, as the Meeting Date Price decreases through this range). If the Meeting Date Price is below $30.40, La Quinta will have the right to terminate the Merger Agreement under certain circumstances, subject to a "top-up" right exercisable by The Meditrust Companies, which is designed to return total consideration per La Quinta share based on the Meeting Date Price to at least $23.11 inclusive of the earning and profit distribution. If the Meeting Date Price is below $28.50, La Quinta will have the unilateral right to terminate the Merger Agreement.

The La Quinta Merger is subject to various conditions including, without limitation, approval of the Merger by two-thirds of the outstanding shares of La Quinta common stock, by a majority of the outstanding shares of The Meditrust Companies, and regulatory agencies.

In addition, on January 11, 1998, The Meditrust Companies and Cobblestone Holdings, Inc. ("Cobblestone") entered into an Agreement and Plan of Merger (the "Cobblestone Merger Agreement" and together with the Merger with La Quinta, the "La Quinta/Cobblestone Mergers"), pursuant to which
Cobblestone will merge with and into The Meditrust Companies. Cobblestone is a privately held company and one of the leading owners/operators of golf courses in the United States. Cobblestone has a portfolio of 25 facilities with 29 courses in major golf markets in Arizona, California, Florida, Georgia, Texas and Virginia.

Under the terms of the Cobblestone Merger Agreement, The Meditrust Companies will acquire all of the outstanding common stock of Cobblestone for Paired Shares of The Meditrust Companies, and all of the outstanding preferred stock of Cobblestone for either Paired Shares of The Meditrust Companies and/or, at The Meditrust Companies' option, cash, with an aggregate value of approximately $241 million. The number of Paired Shares of The Meditrust Companies to be issued in exchange for each outstanding share of common and preferred stock of Cobblestone, is expected to be 7,531 shares using $32.00 as the stock price as of the calculation date, are subject to adjustment in the manner described in the Cobblestone Merger Agreement. In addition, approximately $154,000,000 of Cobblestone debt and associated costs will be refinanced or assumed as a condition of the closing. The Cobblestone Merger is subject to customary closing conditions.

The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels, golf resorts and related improvements and other assets and liabilities owned by La Quinta and Cobblestone are adjusted to estimated fair market value. The fair market value of the assets and liabilities of La Quinta and Cobblestone have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of La Quinta and Cobblestone will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

The Pro Forma Financial Statements have also been adjusted for the issuance of 8,500,000 shares of Series A Non-Voting Convertible Common Stock by The Meditrust Companies on February 27, 1998. The estimated aggregate proceeds is $272 million, net of transaction costs. The net proceeds of this transaction will be used to finance certain costs associated with the La Quinta/Cobblestone Mergers and to finance ongoing investments for health care financing transactions.

The following unaudited Pro Forma Condensed Statements of Operations presented assume the La Quinta/Cobblestone Mergers had been consummated on terms set forth in the La Quinta/Cobblestone Merger Agreements as of or at the beginning of the period presented. In addition, the unaudited Pro Forma Condensed Combined Balance Sheet presented assumes the La Quinta/Cobblestone Mergers had occurred on December 31, 1997.

The following unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1997 of The Meditrust Companies, Meditrust Corporation and Meditrust Operating Company are derived from historical financial information and pro forma information based in part upon the Combined and separate Statements of Income of The Meditrust Companies, filed with The Meditrust Companies' Form 8-K for the year ended December 31, 1997, and in part upon the Consolidated Statements of Operations of La Quinta Inns, Inc. filed with Form 8-K for the year ended December 31, 1997 and the Consolidated Statements of Operations of Cobblestone Holdings, Inc. filed on Form 10-K for the year ended September 30, 1997. The following unaudited Pro Forma Condensed Combined Balance Sheet is based in part upon The Meditrust Companies Combined and separate Balance Sheets as of December 31, 1997 and should be read in conjunction with the La Quinta Inns, Inc. and Cobblestone Holdings, Inc's financial statements as of December 31, 1997 and September 30, 1997, respectively. In management's opinion, all material adjustments necessary to reflect the effects of the La Quinta/Cobblestone Mergers have been made.

The following unaudited Pro Forma Condensed Statements of Operations are not necessarily indicative of what the actual results of The Meditrust Companies would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results for future periods.

The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the La Quinta/Cobblestone Mergers had been completed as of December 31, 1997, nor does it purport to represent the future financial position of The Meditrust Companies.

      THE MEDITRUST COMPANIES PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                  (UNAUDITED)


                                             The Meditrust                                                 La Quinta
                                                Companies          La Quinta         Cobblestone           Pro Forma
                                            (Historical) (A)   (Historical) (B)   (Historical) (C)        Adjustments
                                           ------------------ ------------------ ------------------  -------------------
(In thousands)
ASSETS
Real estate investments ..................     $2,935,772         $1,449,215         $ 156,229          $  1,083,632(D)
Cash and cash equivalents ................         43,732              2,110             3,519                    --
Trade, notes and other receivables .......         29,439             15,909             9,141                42,000 (E)
Deferred charges, prepaid expenses,
 inventory and other assets ..............        120,055             24,977             9,770                (5,047)(F)
Deferred income taxes ....................             --              9,813                --                (9,813)(G)
Intangible assets ........................             --                 --             3,611               112,543 (H)
Goodwill .................................        194,893                 --                --               425,269 (I)
                                               ----------         ----------         ---------          ------------
  Total assets ...........................     $3,323,891         $1,502,024         $ 182,270          $  1,648,584
                                               ==========         ==========         =========          ============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Debt .....................................     $1,377,438         $  901,685         $ 129,565          $    955,440(J)
Accounts payable, accrued expenses
 and other liabilities ...................        120,213            126,893            15,549                    --
Deferred income taxes ....................            501             38,253             4,184               (38,253)(G)
Minority interest ........................             --              2,667               337                    --
                                               ----------         ----------         ---------          ------------
  Total liabilities ......................      1,498,152          1,069,498           149,635               917,187
                                               ----------         ----------         ---------          ------------
Redeemable preferred stock ...............             --                 --            42,241                    --
Shareholders' equity:
Series A Non-Voting Convertible
 Common Stock ............................             --                 --                --                    --
Common stock .............................         17,626              8,501                17                   140 (K)
Additional paid-in-capital ...............      2,001,086            249,612             5,389             1,230,670 (L)
Unearned officer's compensation ..........             --             (1,016)               --                 1,016 (M)
Retained earnings (loss) .................             --            270,462           (15,012)             (270,462)(N)
Distributions in excess of net income.....       (192,973)                --                --              (325,000)(O)
Treasury stock, at cost ..................             --            (95,033)               --                95,033 (M)
                                               ----------         ----------         ---------          ------------
  Total shareholders' equity .............      1,825,739            432,526            (9,606)              731,397
                                               ----------         ----------         ---------          ------------
  Total liabilities and shareholders'
   equity ................................     $3,323,891         $1,502,024         $ 182,270          $  1,648,584
                                               ==========         ==========         =========          ============



                                                 Cobblestone                                   Total
                                                  Pro Forma           Other Pro Forma        Pro Forma         Total
                                                 Adjustments            Adjustments         Adjustments      Pro Forma
                                            -------------------- ------------------------ --------------   -------------
(In thousands)
ASSETS
Real estate investments ..................     $     73,628(AA)       $         --          $1,157,260      $5,698,476
Cash and cash equivalents ................               --                     --                  --          49,361
Trade, notes and other receivables .......               --                     --              42,000          96,489
Deferred charges, prepaid expenses,
 inventory and other assets ..............               --                     --              (5,047)        149,755
Deferred income taxes ....................               --                     --              (9,813)             --
Intangible assets ........................            7,389 (BB)                --             119,932         123,543
Goodwill .................................          168,164 (CC)                --             593,433         788,326
                                               ------------           ------------          ----------      ----------
  Total assets ...........................     $    249,181           $         --          $1,897,765      $6,905,950
                                               ============           ============          ==========      ==========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Debt .....................................     $     45,000(DD)       $   (272,000)(AAA)    $  728,440      $3,137,128
Accounts payable, accrued expenses
 and other liabilities ...................               --                     --                  --         262,655
Deferred income taxes ....................           (4,184)(EE)                --             (42,437)            501
Minority interest ........................               --                     --                  --           3,004
                                               ------------           ------------          ----------      ----------
  Total liabilities ......................           40,816               (272,000)            686,003       3,403,288
                                               ------------           ------------          ----------      ----------
Redeemable preferred stock ...............          (42,241)(FF)                --             (42,241)             --
Shareholders' equity:
Series A Non-Voting Convertible
 Common Stock ............................               --                  1,700 (AAA)         1,700           1,700
Common stock .............................            1,489 (GG)                --               1,629          27,773
Additional paid-in-capital ...............          234,105 (HH)           270,300 (AAA)     1,735,075       3,991,162
Unearned officer's compensation ..........               --                     --               1,016              --
Retained earnings (loss) .................           15,012 (II)                --            (255,450)             --
Distributions in excess of net income.....               --                     --            (325,000)       (517,973)
Treasury stock, at cost ..................               --                     --              95,033              --
                                               ------------           ------------          ----------      ----------
  Total shareholders' equity .............          250,606                272,000           1,254,003       3,502,662
                                               ------------           ------------          ----------      ----------
  Total liabilities and shareholders'
   equity ................................     $    249,181           $         --          $1,897,765      $6,905,950
                                               ============           ============          ==========      ==========



See accompanying notes to the unaudited pro forma condensed combined balance sheet.

                            The Meditrust Companies
   Notes to Pro Forma Condensed Combined Balance Sheet as of December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

(A) Represents the historical combined balance sheet of Meditrust Corporation and Operating Company as of December 31, 1997.

(B) Represents the historical balance sheet of La Quinta as of December 31, 1997.

(C) Represents the historical balance sheet of Cobblestone as of September 30, 1997.


Adjustments for the La Quinta Transaction:

(D) Represents adjustments for the purchase method of accounting whereby the investment in La Quinta hotel properties is adjusted to its estimated fair market value.

(E) Represents adjustment for the purchase method of accounting to record a receivable associated with the tax benefit provided from the realization of a preacquisition net operating loss carry back resulting from the buyout of La Quinta stock options and restricted stock.

(F) Represents adjustments for the purchase method of accounting to write off deferred costs of $10,047 and record $5,000 of deferred loan costs expected to be incurred in connection with increasing the availability under The Meditrust Companies' Revolving Credit Facility.

(G) Represents adjustments for the purchase method of accounting to write off the deferred tax assets and liabilities of La Quinta.

(H) Represents adjustments for the purchase method of accounting whereby the tradename, assembled work force and customer reservation system of La Quinta are adjusted to their estimated fair market values.

(I) Represents purchase consideration in excess of the fair market value of the net assets of La Quinta.

(J) Represents additional borrowings assumed to be incurred in connection with the Merger as follows:


Cash consideration for La Quinta shares ..................................................    $414,440
Assumed current and accumulated earnings and profits distribution ........................     325,000
Buyout of La Quinta stock options and restricted stock ...................................     132,000
Estimated transaction costs ..............................................................      37,000
Estimated employment-related costs .......................................................      32,000
Estimated call premium for retirement of $120,000 La Quinta 9.25% Senior Subordinated
  Notes plus interest on defeasance of debt ..............................................      10,000
Estimated loan costs in connection with increasing the availability under The Meditrust
 Companies' Revolving Credit Facility ....................................................       5,000
                                                                                              --------
Total additional borrowings ..............................................................    $955,440
                                                                                              ========

(K) Represents adjustments to record the exchange of La Quinta common stock for Paired Shares of The Meditrust Companies. Pursuant to the La Quinta Merger Agreement, La Quinta shareholders may elect to receive either (i) $26.00 cash per share of La Quinta common stock; or (ii) Paired Shares, for which the Exchange Ratio, as defined in the La Quinta Merger Agreement, is based upon the Meeting Date Price of a Paired Share of The Meditrust Companies. For purposes of these statements, the Meeting Date Price is assumed to be $32.00 and the earnings and profits distribution is assumed to be $325,000. At December 31, 1997, there were 77,137 shares of La Quinta common stock outstanding. Assuming approximately 15,940 outstanding shares of La Quinta are exchanged for cash, the remaining 61,197 shares will be exchanged for 43,205 Paired Shares of The Meditrust Companies. The change in common stock is summarized as follows:

Paired Shares issued in connection with the Merger .........      43,205
Par value of each Paired Share .............................    $   0.20
                                                                --------
Increase in common stock ...................................       8,641
Less: La Quinta historical common stock ....................      (8,501)
                                                                --------
Adjustment to common stock .................................    $    140
                                                                ========

(L) Represents adjustments to eliminate La Quinta's historical additional paid-in-capital and record equity based upon the number of Paired Shares issued in connection with the Merger as follows:


Consideration for La Quinta outstanding shares (61,197 shares of La Quinta common stock for $24.33 per share in Paired Shares and earnings and profits distribution; 15,940 shares
 for $26.00 cash per share) ..............................................................    $1,903,363
Less: 15,940 shares of La Quinta common stock to be exchanged for cash ...................      (414,440)
                                                                                              ----------
Remaining consideration ..................................................................     1,488,923
Book value of La Quinta's additional paid-in-capital .....................................      (249,612)
Increase in common stock .................................................................        (8,641)
                                                                                              ----------
Adjustment to additional paid-in-capital .................................................    $1,230,670
                                                                                              ==========

(M) Represents adjustments to eliminate unearned officer's compensation and treasury stock of La Quinta of $1,016 and $95,033, respectively.

(N) Represents adjustment to eliminate La Quinta's historical retained earnings of $270,462.

(O) Represents adjustment to record the distribution of current and accumulated earnings and profits, which is assumed to be $325,000, to the shareholders of The Meditrust Companies after consummation of the Merger. The estimated earnings and profits distribution has been presented as if the transaction had been consummated based on the terms and assumptions set forth in the La Quinta Merger Agreement. For a discussion of the assumed amount of the earnings and profits distribution.


Adjustments for the Cobblestone Transaction

(AA) Represents adjustments for the purchase method of accounting whereby the investment in Cobblestone golf properties is adjusted to its estimated fair market value.

(BB) Represents adjustments for the purchase method of accounting to write off certain intangible assets of Cobblestone of $3,611 and record the tradename, assembled work force and other intangible assets of $11,000 acquired in the Cobblestone Merger at their estimated fair market values.

(CC) Represents purchase consideration in excess of the fair market value of the net assets of Cobblestone.

(DD) Represents additional borrowings assumed to be incurred in connection with the Cobblestone Merger as follows:


Estimated cash required for tender premium to retire outstanding Cobblestone debt     $15,000
Buyout of Cobblestone stock options ..............................................     13,000
Estimated transaction costs ......................................................     12,000
Estimated employment-related costs ...............................................      5,000
                                                                                      -------
Total additional borrowings ......................................................    $45,000
                                                                                      =======

(EE) Represents adjustment for the purchase method of accounting to write off the deferred tax liability of Cobblestone.

(FF) Represents the exchange of 5,220 shares of redeemable preferred stock of Cobblestone with a historical value of $42,241 for 1,346 Paired Shares of The Meditrust Companies based on a redemption price of $8.25 per redeemable preferred share and an assumed exchange price of $32.00 per Paired Share of The Meditrust Companies.

(GG) Represents adjustments to record the exchange of redeemable preferred stock and common stock of Cobblestone for Paired Shares. Pursuant to the Cobblestone Merger Agreement, each share of outstanding Cobblestone common stock will be converted into the right to receive Paired Shares based on the Exchange Ratio, as defined in the Cobble-stone Merger Agreement, and each share of outstanding Cobblestone redeemable preferred stock will be converted into $8.25 per share payable in cash, or Paired Shares. At the balance sheet date, The Meditrust Companies will exchange 7,530 Paired Shares for 5,220 and 1,722 shares of redeemable preferred stock and common stock of Cobblestone, respectively, based upon an assumed exchange price of $32.00.

The increase in common stock is summarized as follows:


Paired Shares issued in connection with the Cobblestone Merger .........      7,531
Par value of each Paired Share .........................................     $ 0.20
                                                                             ------
Increase in common stock ...............................................      1,506
Less: Cobblestone's historical common stock ............................        (17)
                                                                             ------
Adjustment to common stock .............................................     $1,489
                                                                             ======

(HH) Represents adjustments to eliminate Cobblestone's historical additional paid-in capital and record equity based upon the number of Paired Shares issued in the Cobblestone Merger as follows:


Purchase consideration for outstanding shares of Cobblestone redeemable preferred stock and  common stock (5,220 redeemable preferred shares at $8.25 per share and 1,722 common
 shares at $114.94 per share) ............................................................    $241,000
Book value of Cobblestone's additional paid-in-capital ...................................      (5,389)
Increase in common stock .................................................................      (1,506)
                                                                                              --------
Adjustment to additional paid-in-capital .................................................    $234,105
                                                                                              ========

(II) Represents the adjustment to eliminate Cobblestone's historical retained loss of $15,012.


Other Pro Forma Adjustments:

(AAA) Represents the issuance of 8,500 shares of Series A Non-Voting Convertible Common Stock of The Meditrust Companies in a Forward Equity Transaction, net of transaction costs, the proceeds of which will be used to finance certain costs associated with the La Quinta/Cobblestone Mergers and to finance ongoing investments for healthcare financing transactions. For purposes of these statements, the issuance price is assumed to be $32.625 per share and each share has an effective dividend rate of LIBOR plus 75 basis points.

                             THE MEDITRUST COMPANIES
                          PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                                                                      The
                                                           Meditrust        Operating                              Meditrust
                                                          Corporation        Company           Eliminating         Companies
                                                         Pro Forma (A)     Pro Forma (B)          Entries           Pro Forma
                                                        ---------------   ---------------   -------------------   ------------
(In thousands, except per share amounts)
Revenue:
 Rental .............................................      $ 137,868         $     --          $        --          $137,868
 Rent from Operating Company ........................        280,270               --             (280,270)(C)            --
 Interest ...........................................        151,315               --                 (193)(D)       151,122
 Horse racing revenue ...............................             --            5,228                   --             5,228
 Hotel revenue ......................................             --          494,494                   --           494,494
 Restaurant rent, food & beverage revenue ...........             --           21,158                   --            21,158
 Golf club revenue ..................................             --           65,515                   --            65,515
 Other ..............................................             --            3,480                   --             3,480
                                                           ---------         --------          -----------          --------
  Total revenue .....................................        569,453          589,875             (280,463)          878,865
Expenses:
 Interest expense ...................................        200,052              209                 (193)(D)       200,068
 Amortization of goodwill ...........................         31,536              135                   --            31,671
 Depreciation, amortization & asset
   retirements ......................................        142,642            6,438                   --           149,080
 General and administrative .........................         10,111           22,413                   --            32,524
 Rental expense due to Meditrust ....................             --          280,270             (280,270)(C)            --
 Horse racing operations ............................             --            4,263                   --             4,263
 Hotel and restaurant operations ....................             --          220,769                   --           220,769
 Golf club operations ...............................             --           55,952                   --            55,952
 Property operations ................................         26,786               --                   --            26,786
 Net gain on property transactions ..................             --           (8,808)                  --            (8,808)
 Partners' equity in earnings .......................             --              860                   --               860
                                                           ---------         --------          -----------          --------
  Total expenses ....................................        411,127          582,501             (280,463)          713,165
                                                           ---------         --------          -----------          --------
Income before income taxes ..........................        158,326            7,374                   --           165,700
Income tax provision ................................             --            2,802                   --             2,802
                                                           ---------         --------          -----------          --------
Income before extraordinary items ...................        158,326            4,572                   --           162,898
                                                           ---------         --------          -----------          --------
Income allocated to Series A Non-Voting
   Convertible Common Stock .........................         17,590               --                   --            17,590
                                                           ---------         --------          -----------          --------
Income available for Paired Common Shares ...........      $ 140,736         $  4,572          $        --          $145,308
                                                           =========         ========          ===========          ========
Basic earnings per share ............................      $    1.11         $   0.04                               $   1.15
Basic weighted average shares outstanding ...........        127,002          126,805                                126,805
Diluted earnings per share ..........................      $    1.10         $   0.04                               $   1.14
Diluted weighted average shares outstanding .........        127,456          126,805                                127,259

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

                            The Meditrust Companies
         Notes to Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

(A) Represents the pro forma results of operations of Meditrust Corporation for the year ended December 31, 1997 as adjusted for the Merger and the Cobblestone Merger.

(B) Represents the pro forma results of operations of Operating Company for the year ended December 31, 1997 as adjusted for the Merger and the Cobblestone Merger.

(C) Represents the elimination of rental income and expense related to the race track, hotels and golf course properties leased by Operating Company from Meditrust.

(D) Represents the elimination of interest income and expense related to the operating note between Meditrust Corporation and Operating Company.

                              MEDITRUST CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                               Meditrust       La Quinta         Cobblestone            Other            Meditrust
                                              Corporation        Merger             Merger            Pro Forma         Corporation
                                             Historical (A)   Adjustments (B)    Adjustments (C)     Adjustments         Pro Forma
                                            ---------------- -----------------  ----------------- -------------------- -------------
(In thousands, except per share amounts)

Revenue:
 Rental ...................................    $ 137,868       $        --         $       --        $         --        $ 137,868
 Rent from Operating Company ..............          740           258,010 (D)         21,520 (D)              --          280,270
 Interest .................................      151,315                --                 --                  --          151,315
                                               ---------       -----------         ----------        ------------        ---------
  Total revenue ...........................      289,923           258,010             21,520                  --          569,453
Expenses:
 Interest expense .........................       87,412           119,540 (E)         13,500 (F)         (20,400) (J)     200,052
 Amortization of goodwill .................        2,214            20,914 (G)          8,408 (G)              --           31,536
 Depreciation and amortization ............       26,954           107,383 (H)          8,305 (H)              --          142,642
 General and administrative ...............       10,111                --                 --                  --           10,111
 Property operations ......................          220            23,732 (I)          2,834 (I)              --           26,786
                                               ---------       -----------         ----------        ------------        ---------
  Total expenses ..........................      126,911           271,569             33,047             (20,400)         411,127
                                               ---------       -----------         ----------        ------------        ---------
Income before extraordinary items .........      163,012           (13,559)           (11,527)             20,400          158,326
                                               ---------       -----------         ----------        ------------        ---------
Income allocated to Series A
   Non-Voting Convertible
   Common Stock ...........................           --                --                 --              17,590 (K)       17,590
                                               ---------       -----------         ----------        ------------        ---------
Income available for Paired
   Common Shares ..........................    $ 163,012       $   (13,559)        $  (11,527)       $      2,810        $ 140,736
                                               =========       ===========         ==========        ============        =========
Basic earnings per share ..................    $    2.14                                                                 $    1.11
Basic weighted average shares
   outstanding ............................       76,267                                                                   127,002
Diluted earnings per share ................    $    2.12                                                                 $    1.10
Diluted weighted average shares
 outstanding ..............................       76,721                                                                   127,456




See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                             Meditrust Corporation
       Notes to Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

(A) Represents the historical statement of operations of Meditrust Corporation for the year ended December 31, 1997.

(B) Represents adjustments to Meditrust Corporation's results of operations assuming the Merger had occurred as of January 1, 1997.

(C) Represents adjustments to Meditrust Corporation's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(D) Represents the pro forma lease revenue from Operating Company to Meditrust Corporation for the use of assets that Meditrust Corporation will have ownership of subsequent to the La Quinta/Cobblestone Mergers. The respective lease revenue is calculated based upon the historical revenue and expenses of the assets for the period presented.

(E) Represents adjustments to historical interest expense of Meditrust Corporation based on the Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $49,186
   Adjustment to reflect the increase in interest expense as a result of additional borrowings of $487,674 at an assumed rate of 7.5% partially offset by the effect of refinancing the existing La Quinta $120,000 9.25% Senior
    Subordinated Notes from an effective rate of 9.58% to 7.5% ...........................     34,080
   Amortization of additional deferred loan costs ........................................      1,000
                                                                                              -------
   Adjustment to interest expense ........................................................    $84,266
                                                                                              =======

(F) Represents adjustments to historical interest expense of Meditrust Corporation based on the Cobblestone Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $ 15,273
   Adjustment to reflect the net decrease in interest expense as a result of additional
    borrowings of $45,000 and refinancing the existing debt at 7.5%.......................      (1,773)
                                                                                              --------
   Adjustment to interest expense ........................................................    $ 13,500
                                                                                              ========

Interest expense on The Meditrust Companies' Revolving Credit Facility assumes an average interest rate of 7.5%. An increase of 25 basis points in the interest rate on this variable rate debt would increase pro forma interest expense by $2,466, decrease net income to $135,460 and decrease basic earnings per share by $0.02 based upon 127,002 basic weighted average common shares outstanding.

(G) Represents adjustments to reflect amortization of goodwill of $20,914 and $8,408 pertaining to the mergers with La Quinta and Cobblestone, respectively. Goodwill represents purchase consideration in excess of the fair market value of the net assets of La Quinta and Cobblestone. Amortization of goodwill is computed using the straight line method over a 20 year estimated useful life.

(H) Represents adjustment to increase depreciation of real estate and personalty and amortization of intangible assets acquired. Depreciation is computed using the straight line method and is based upon the estimated useful lives of 30 years for buildings and improvements, 20 years for land improvements and 5 to 7 years for personal property. Amortization of the tradename asset is computed using the straight line method over a 20 year estimated life. Intangible assets for the assembled work force and customer reservation system are amortized on a straight line basis over a 3 year estimated life. These estimates are based upon management's knowledge of the properties and the hotel and golf course industries in general.

(I) Represents adjustment to reclassify property tax and insurance expenses related to the ownership of real estate assets from Operating Company to Meditrust Corporation.

(J) Represents adjustments to interest expense based upon the reduction in additional borrowings assumed to be incurred in connection with the La Quinta/Cobblestone Mergers, effected through the receipt of approximately $272,000 from the issuance of 8,500 shares of Series A Non-Voting Convertible Common Stock in a Forward Equity Transaction.

(K) Represents the adjustments to record dividends allocable to the holders of Series A Non-Voting Convertible Common Stock, assuming a dividend rate of LIBOR plus 75 basis points.

                           MEDITRUST OPERATING COMPANY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                 Operating
                                                  Company          La Quinta        Cobblestone
                                              (Historical)(A)   (Historical)(B)   (Historical)(C)
                                             ----------------- ----------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue ......................      $ 5,228          $     --          $     --
 Hotel revenue .............................           --           494,494                --
 Restaurant rent, food & beverage
  revenue ..................................           --             8,075            13,083
 Golf club revenue .........................           --                --            65,515
 Other .....................................          137                --             3,343
                                                  -------          --------          --------
  Total revenue ............................        5,365           502,569            81,941
Expenses:
 Interest expense ..........................          209            49,186            15,273
 Amortization of goodwill ..................          135                --                --
 Depreciation, amortization & asset
  retirements ..............................          171            60,817             8,909
 General and administrative ................          447            18,524             4,030
 Rent expense due to Meditrust .............          740                --                --
 Horse racing operations ...................        4,263                --                --
 Hotel operations ..........................           --           244,501                --
 Golf club operations ......................           --                --            58,786
 Net gain on property transactions .........           --            (8,808)               --
 Partners' equity in earnings ..............           --               860                --
                                                  -------          --------          --------
  Total expenses ...........................        5,965           365,080            86,998
                                                  -------          --------          --------
(Loss) income before income taxes ..........         (600)          137,489            (5,057)
Income tax provision .......................           --            50,185                49
                                                  -------          --------          --------
(Loss) income before extraordinary
  items ....................................      $  (600)         $ 87,304          $ (5,106)
                                                  =======          ========          ========
Basic earnings per share ...................      $ (0.01)
Basic weighted average shares
 outstanding ...............................       76,070
Diluted earnings per share .................      $ (0.01)
Diluted weighted average shares
 outstanding ...............................       76,070



                                                  La Quinta         Cobblestone        Total      Operating
                                                  Pro Forma          Pro Forma       Pro Forma     Company
                                               Adjustments(D)     Adjustments(E)    Adjustments   Pro Forma
                                             ------------------ ------------------ ------------- -----------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue ......................    $        --        $        --      $       --    $   5,228
 Hotel revenue .............................             --                 --              --      494,494
 Restaurant rent, food & beverage
  revenue ..................................             --                 --              --       21,158
 Golf club revenue .........................             --                 --              --       65,515
 Other .....................................             --                 --              --        3,480
                                                -----------        -----------      ----------    ---------
  Total revenue ............................             --                 --              --      589,875
Expenses:
 Interest expense ..........................        (49,186)(F)        (15,273)(F)     (64,459)         209
 Amortization of goodwill ..................             --                 --              --          135
 Depreciation, amortization & asset
  retirements ..............................        (58,592)(F)         (4,867)(F)     (63,459)       6,438
 General and administrative ................             --               (588)(I)        (588)      22,413
 Rent expense due to Meditrust .............        258,010 (G)         21,520 (G)     279,530      280,270
 Horse racing operations ...................             --                 --              --        4,263
 Hotel operations ..........................        (23,732)(F)             --         (23,732)     220,769
 Golf club operations ......................             --             (2,834)(F)      (2,834)      55,952
 Net gain on property transactions .........             --                 --              --       (8,808)
 Partners' equity in earnings ..............             --                 --              --          860
                                                -----------        -----------      ----------    ---------
  Total expenses ...........................        126,500             (2,042)        124,458      582,501
                                                -----------        -----------      ----------    ---------
(Loss) income before income taxes ..........       (126,500)             2,042        (124,458)       7,374
Income tax provision .......................        (47,432)(H)             --         (47,432)       2,802
                                                -----------        -----------      ----------    ---------
(Loss) income before extraordinary
  items ....................................    $   (79,068)       $     2,042      $  (77,026)   $   4,572
                                                ===========        ===========      ==========    =========
Basic earnings per share ...................                                                      $    0.04
Basic weighted average shares
 outstanding ...............................                                                        126,805
Diluted earnings per share .................                                                      $    0.04
Diluted weighted average shares
 outstanding ...............................                                                        126,805

    See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                          Meditrust Operating Company
       Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

(A) Represents the historical statement of operations of Operating Company for the period ended December 31, 1997.

(B) Represents the historical statement of operations of La Quinta for the year ended December 31, 1997.

(C) Represents the historical statement of operations of Cobblestone for the year ended September 30, 1997.

(D) Represents adjustments to Operating Company's results of operations assuming the Merger had occurred as of January 1, 1997.

(E) Represents adjustments to Operating Company's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(F) Represents the adjustment to reclassify interest, depreciation and amortization, property taxes and insurance expenses related to the ownership of real estate assets from Operating Company to Meditrust Corporation.

(G) Represents the pro forma lease expense of Operating Company for the use of assets that Meditrust Corporation will have ownership of subsequent to the La Quinta/Cobblestone mergers. The respective lease expense is calculated based upon the historical revenue and expenses of the assets for the periods presented.

(H) Represents the adjustment to La Quinta's income tax provisions necessitated by the impact to taxable income from the effects of the Merger.

(I) Represents the adjustment to eliminate semi-annual investment banking and service fees to an affiliate of the majority shareholder of Cobblestone.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         Meditrust Corporation
                                         Meditrust Operating Company



                                         By: /s/ David F. Benson
                                            -----------------------------------
                                            David F. Benson
                                            President

Date: March 10, 1998